EXHIBIT 4.7

                           WAIVER AND SECOND AMENDMENT

     WAIVER AND SECOND AMENDMENT (this "Second Amendment"), dated as of May 27, 1998, to the Credit Agreement, dated as of March 4, 1997, as amended by the Waiver and First Amendment thereto dated as of November 25, 1997 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Packard Bioscience Company, a Delaware corporation ("PACKARD"), the Subsidiary Borrowers party thereto, the lenders from time to time parties thereto (the "Lenders"), Bancamerica Robertson Stephens (formerly known as BancAmerica Securities, Inc.) and Cibc Oppenheimer CORP. (formerly known as Cibc-wood Gundy Securities Corp.), as co-arrangers and co-syndication agents (in such capacities, the "Co-arrangers" and the "Co-syndication Agents"), Canadian Imperial Bank of Commerce, as documentation agent (in such capacity, the "Documentation Agent"), and Bank of America National Trust and Savings Association, as administrative agent.

                              W I T N E S S E T H :

     WHEREAS, Packard has requested that the Lenders agree to waive compliance with certain provisions of the Credit Agreement and amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Lenders have agreed to such waivers and amendments only upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

     2. Waiver of Section 8.9. The Administrative Agent and the Lenders hereby waive compliance with the provisions of Section 8.9 to the extent said provisions would require (a) the Capital Stock of MCS to be pledged as Collateral under the Guarantee and Collateral Agreement or (b) MCS to become a party to the Guarantee and Collateral Agreement, grant a security interest in any of its Property or become a Subsidiary Guarantor.

     3. Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting in correct alphabetical order the following definition:

          " "MCS": Mobile Characterization Services, LLC, a New Mexico limited liability company."

     4. Amendment of Section 1.2. Section 1.2 of the Credit Agreement is hereby amended by adding the following new clause (e) to the end thereof:

          "(e) Notwithstanding anything in this Agreement to the contrary, for the purposes of calculating Consolidated EBITDA, the portion of Consolidated EBITDA attributable to MCS shall appropriately reflect the percentage economic interest in MCS held by Packard (directly or indirectly). It is understood that no other calculations pursuant to this Agreement shall be adjusted in such manner."

     5. Amendment of Section 9.5(C). Section 9.5(c) of the Credit Agreement is hereby amended by adding the following words to the end thereof:

          "or Dispositions constituting investments in MCS expressly permitted by Section 9.8(g)"

     6. Amendment of Section 9.8(G). Section 9.8(g) of the Credit Agreement is hereby amended by:

          (a) re-numbering clause (iii) thereof as clause (iv); and

          (b) inserting the following new clause (iii):

          "(iii) not more than $4,500,000 of such investments (whether in the form of contributions of cash or Property or otherwise, valued at net book value in the case of contributions of Property) shall be made during the term of this Agreement in MCS and its Subsidiaries,"


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     7. Amendment of Section 9.14. Section 9.14 of the Credit Agreement is
hereby amended by adding a new clause (iv) to the end thereof which shall read in its entirety as follows:

          "or (iv) any restrictions with respect to MCS imposed pursuant to its limited liability company agreement as originally in effect."

     8. Conditions to Effectiveness. This Second Amendment shall become effective (the actual date of such effectiveness, the "SECOND AMENDMENT EFFECTIVE DATE") as of the date first above written when counterparts hereof shall have been duly executed and delivered by each of the parties hereto and acknowledged by each Subsidiary Guarantor.

     9. Representations. Packard represents and warrants that:

          (a) this Second Amendment has been duly authorized, executed and delivered by Packard;

          (b) each of this Second Amendment, and the Credit Agreement as amended by this Second Amendment, constitutes the legal, valid and binding obligation of Packard;

          (c) each of the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as of the Second Amendment Effective Date; provided that references in the Credit Agreement to this "Agreement" shall be deemed references to the Credit Agreement as amended by this Second Amendment; and

          (d) after giving effect to this Second Amendment, there does not exist any Default or Event of Default.

     10. Continuing Effect. Except as expressly amended or waived hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

     11. Expenses. Packard agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Second Amendment, including the reasonable fees and expenses of counsel to the Administrative Agent.

     12. Counterparts. This Second Amendment may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     13. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                         PACKARD BIOSCIENCE COMPANY

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


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


                         CANADIAN IMPERIAL BANK OF COMMERCE, as Documentation Agent and as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         CIBC OPPENHEIMER CORP. (formerly known as CIBC-Wood Gundy Securities Corp.), as a Co-Arranger and a Co-Syndication Agent

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (as successor by merger with Bank of America Illinois, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         ABN AMRO BANK N.V., as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         BANK OF SCOTLAND, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         FLEET NATIONAL BANK, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         IBJ SCHRODER BANK & TRUST COMPANY, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         STATE STREET BANK AND TRUST COMPANY, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         ALLSTATE LIFE INSURANCE COMPANY, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         THE ING CAPITAL SENIOR SECURED HIGH INCOME FUND, L.P., as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         MERRILL LYNCH SENIOR FLOATING RATE FUND, INC., as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         SENIOR DEBT PORTFOLIO, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


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


                         COMMERCIAL LOAN TRUST I, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         FEDERAL STREET PARTNERS, as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         PAMCO CAYMAN LTD., as a Lender

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         ML CBO IV (CAYMAN) LTD., as a Lender

                         By: Protective Asset Management Company as Collateral Manager


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:



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


                           ACKNOWLEDGEMENT AND CONSENT

     The undersigned does hereby acknowledge and consent to the foregoing Second Amendment. The undersigned does hereby confirm and agree that, after giving effect to such Second Amendment, the Guarantee and Collateral Agreement and the other Security Documents in favor of the Administrative Agent to which it is a party are and shall continue to be in full force and effect and are hereby confirmed and ratified in all respects.

                                          PACKARD INSTRUMENT COMPANY, INC.

                                          By:
                                             Name:
                                             Title:

                                          AQUILA TECHNOLOGIES GROUP, INC.

                                          By:
                                             Name:
                                             Title:

                                          CARL CREATIVE SYSTEMS

                                          By:
                                             Name:
                                             Title:



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